Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re	:	Chapter 11 Case No.
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AMR CORPORATION, et al.,	:	11-15463 (SHL)
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Debtors.	:	(Jointly Administered)
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ORDER AUTHORIZING AND APPROVING (I) MERGER AGREEMENT AMONG

AMR CORPORATION, AMR MERGER SUB, INC., AND US AIRWAYS GROUP INC.,

(II) DEBTORS’ EXECUTION OF AND PERFORMANCE UNDER MERGER

AGREEMENT, (III) CERTAIN EMPLOYEE COMPENSATION AND BENEFIT

ARRANGEMENTS (IV) TERMINATION FEES, AND (V) RELATED RELIEF

Upon the Motion, dated February 22, 2013 (the “Motion”),1 of AMR Corporation (“AMR”) and its related debtors, as debtors and debtors in possession (collectively, the “Debtors”), pursuant to sections 105(a), 363(b), and 503(b) of title 11, United States Code (the “Bankruptcy Code”), for entry of an order authorizing and approving (A) that certain Agreement and Plan of Merger among AMR, AMR Merger Sub, Inc., and US Airways Group, Inc. (“US Airways”), dated February 13, 2013, a copy of which (without schedules and exhibits) is annexed hereto as Exhibit “A” (the “Merger Agreement”), (B) the Debtors’ execution, delivery, and performance of all of their obligations under the Merger Agreement, (C) the Debtors’ adoption, establishment, and implementation of certain employee compensation and benefit arrangements as set forth in Section 4.10 of the Merger Agreement and Section 4.1(o) of the American Disclosure Letter, including the American CEO Letter Agreement, the Ordinary Course Changes, the short term incentive plans, the long term incentive plans, alignment awards,

[1]	Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

severance arrangements, and retention program (collectively, the “Employee Arrangements”), and (D) a waiver of the 14-day stay of this Order pursuant to Bankruptcy Rule 6004(h), all as more fully described in the Motion; and various responses, objections, and reservations of rights having been interposed to the Motion (collectively, the “Responses”); and upon the Debtors’ omnibus reply (the “Reply”) to the Responses (ECF No. 7228); and upon the UCC’s statement in support of the Motion (ECF No. 7232); and upon the Ad Hoc Committee of AMR Corporation Creditors’ statement in support of the Motion (ECF No. 7233); and upon the declarations of Beverly K. Goulet, Denise Lynn and Douglas J. Friske filed by the Debtors in support of the Motion (ECF Nos. 7228, 7229 and 7230); and upon the surreply (the “Surreply”) of the Office of the United States Trustee to the Reply (ECF No. 7262); and upon the Debtors’ response to the Surreply (ECF No. 7272); and upon the UCC’s response to the Surreply (ECF No. 7273); and a hearing having been held to consider the relief requested in the Motion on March 27, 2013 (the “Hearing”); and upon the record of the Hearing and all of the foregoing pleadings and proceedings had before the Court; and upon the Court’s Memorandum of Decision with respect to the Motion, dated April 11, 2013 (the “Decision”); and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Fed. R. Bankr. P. 7052. The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction and Venue. The Court has jurisdiction over the Motion and the Merger Agreement pursuant to 28 U.S.C. §§ 157(a) and 1334. This matter is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

C. Statutory and Rule Predicates. The statutory predicates for the relief sought in the Motion are sections 105(a), 363(b), and 503(b) of the Bankruptcy Code and Bankruptcy Rules 2002 and 6004.

D. Notice. As set forth in the Motion and evidenced by the affidavits of service filed with the Court, due, proper, timely, adequate, and sufficient notice of the Motion and the Merger Agreement has been provided in accordance with the Court’s Order Approving Form and Manner of Notice With Respect to the Motion of Debtors for Entry of Order Pursuant to 11 U.S.C. §§ 105(a), 363(b), and 503(b) Authorizing and Approving (I) Merger Agreement Among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc., (II) Debtors’ Execution of and Performance Under Merger Agreement, (III) Certain Employee Compensation and Benefit Arrangements, (IV) Termination Fees, and (V) Related Relief, and Scheduling Evidentiary Hearing and Setting Objection Deadline With Respect Thereto, dated February 21, 2013 (ECF No. 6777). No other or further notice is required.

E. Opportunity to Object. A reasonable opportunity to object to and to be heard with respect to the Motion and the relief requested has been given as required by the Bankruptcy Code and the Bankruptcy Rules to all persons entitled to notice.

F. Business Justifications. The Debtors have demonstrated good and sufficient business justification for approval of the Motion and the Merger Agreement and authorization to take the actions contemplated thereby or in connection therewith. The Debtors’

entry into and performance under the Merger Agreement (i) constitute a sound and reasonable exercise of the Debtors’ business judgment, (ii) provide value to and are beneficial to the Debtors’ estates, and are in the best interests of the Debtors and their stakeholders, and (iii) are reasonable and appropriate under the circumstances.

G. Alternative Transaction Procedures and Termination Fees. The alternative transaction procedures and the termination fees provided for in the Merger Agreement and described in Sections D and I of the Motion are an integral part of the transactions contemplated by the Merger Agreement, and the Debtors represent that, without these undertakings, the Debtors and US Airways would not have entered into the Merger Agreement or pursued the Merger. The termination fees are reasonable and appropriate in light of the size and nature of the Merger and the undertakings of the parties in connection therewith, including the considerable time and expense expended and likely to continue to be expended by the Debtors and US Airways with respect to the Merger Agreement.

H. Employee Arrangements. Because of the nature of the Merger, the necessity for a smooth transition and to successfully effect the Merger as seamlessly as possible, the employment uncertainty and insecurity faced by employees, and the critical role that employees have in the maintenance and preservation of enterprise value, the Employee Arrangements approved herein, except as provided for in paragraph 6 below, are reasonable and appropriate under the circumstances, and are necessary for the preservation of the value of the Debtors’ estates, including for purposes of section 280G and 4999 of the Tax Code.

I. Arm’s-Length Transaction and Good Faith. The Merger Agreement was negotiated, proposed, and entered into by the Debtors and US Airways in good faith, without collusion, and from arm’s-length bargaining positions. Each of the parties was represented by competent legal and financial professionals with respect to the Merger Agreement and the transactions contemplated thereby.

J. Waiver of Bankruptcy Rule 6004(h). Consistent with Bankruptcy Rule 6004(h), the Court finds that there is no just reason for delay in implementation of this Order to the full extent to which Bankruptcy Rule 6004(h) provides.

THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

1. Motion Granted. The Motion is granted as provided herein, and the Debtors’ entry into and performance under, and in respect of, the Merger Agreement is authorized and approved.

2. Responses. Except as expressly provided in Paragraph 6 below, all Responses to the Motion and entry of this Order that have not been withdrawn, waived, settled, or resolved are denied and overruled on the merits in their entirety, with prejudice.

3. Merger Agreement Approved. The Merger Agreement, all transactions and actions contemplated thereby, and all of the terms and conditions thereof (except as expressly provided in Paragraph 6 below) are approved retroactive to the date of its execution, and the failure to specifically include any particular provision of the Merger Agreement in this Order shall not diminish or impair the effectiveness of the Merger Agreement or any of its particular provisions, it being the intent of the Court that the Merger Agreement is approved in its entirety.

4. Termination Fees. If any of the American No Vote Transaction Fee, the American Alternative Transaction Fee or the American Termination Fee (as each of such terms is defined in the Merger Agreement) become payable pursuant to the terms of the Merger Agreement, such fee shall constitute an allowed administrative expense against AMR; provided, however, that such fee shall be appropriately allocated among the Debtors.

5. Employee Arrangements. The Employee Arrangements (except as expressly provided in paragraph 6 below) are approved (including, without limitation, all matters set forth in Section 4.10 of the Merger Agreement and Section 4.1(o) of the American Disclosure Letter, excluding Paragraph 1 of such Section 4.1(o)) and the Debtors are authorized to take all necessary action to adopt and implement such Employee Arrangements, and to implement and make all payments in accordance with the Ordinary Course Changes.

6. American CEO Letter Agreement. Notwithstanding anything to the contrary in this Order, for the reasons stated by the Court in the Decision, the American CEO Letter Agreement is not approved; however, this Order is without prejudice to the consideration and approval of the American CEO Letter Agreement or any of the other matters provided for therein at a later date, subject to the rights of all parties in interest to object thereto.

7. Authorized Actions. Without limiting the foregoing, the Debtors are authorized to execute, deliver, and perform all of their obligations under, and to comply with the terms of, the Merger Agreement, including, taking all actions reasonably necessary or appropriate in accordance with and subject to the terms and conditions of the Merger Agreement, and the relief granted herein, and such actions of the Debtors shall not constitute the solicitation of acceptances or rejections of a plan pursuant to section 1125 of the Bankruptcy Code. The foregoing authorization shall include, without limitation, providing or making any necessary or appropriate disclosures, filings, reports, registrations, and notices or obtaining any necessary or appropriate approvals, consents, permits, or authorizations of any third party or governmental entities or agencies for the Merger, including, without limitation, under the Hart Scott Rodino

Antitrust Improvements Act of 1976, as amended, the European Community Council Regulation No. 139/2004, the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable state securities or “blue sky” laws, the Internal Revenue Code of 1986, as amended, or with or from the Department of Justice, Internal Revenue Service or any other taxing authority, Federal Trade Commission, Federal Aviation Administration, the United States Department of Transportation, the Department of Homeland Security, or the U.S. Transportation Industry Regulatory Authority, Inc.

8. Amendments. At any time prior to the Effective Time, the Merger Agreement may be modified or amended by the parties thereto (with respect to AMR, after consultation with the UCC’s Advisors) in accordance with its terms without further order of the Court; provided, however, that any material modification of the Merger Agreement prior to the Effective Time shall be subject to the approval of this Court; and provided, further, that (i) any material amendment or modification to Sections 1.8 or 4.23 of the Merger Agreement or (ii) any amendment or modification to any other provision of the Merger Agreement that materially adversely affects the notice, consent, consultation, or participation rights of the UCC or the UCC’s Advisors under the Merger Agreement, shall require the prior approval of the UCC’s Legal Advisor.

9. Effectiveness. This Order shall be immediately effective and enforceable upon its entry, and the effectiveness of this Order shall not be stayed pursuant to Bankruptcy Rule 6004(h) or otherwise.

10. Reservation of Rights.

a. The entry of this Order and the approval of the Merger Agreement as provided herein is without prejudice to the rights of the Debtors and all parties in interest with respect to any plan of reorganization or disclosure statement that may be filed in these cases or with respect to any motion that may be filed to approve the Support Agreement.

b. Notwithstanding anything to the contrary in this Order, to the extent that the effectuation of any transactions contemplated by the Merger Agreement shall be subject to the parties’ obtaining any approvals, consents, permits, or authorizations that may be required by any governmental unit, nothing herein shall be deemed to grant any such approvals, consents, permits or authorizations.

c. Nothing in this Order or the Merger Agreement releases, nullifies, precludes or enjoins the enforcement of any liability or obligation to a governmental unit under police and regulatory statutes or regulations (including but not limited to environmental laws or regulations), and any associated liabilities for penalties, damages, cost recovery, or injunctive relief that any entity would be subject to as the owner, lessor, lessee, or operator of any property that is transferred pursuant to the Merger Agreement. Nothing contained in this Order or the Merger Agreement shall in any way diminish the obligation of any entity, including the Debtors or US Airways, to comply with environmental laws. Nothing in this Order or the Merger Agreement authorizes the transfer of any licenses, permits, registrations, or governmental authorizations and approvals without the necessary compliance with all applicable legal requirements under non-bankruptcy law governing such transfers.

11. Retention of Jurisdiction. This Court shall retain exclusive jurisdiction to hear and determine all matters arising from or related to this Order.

Dated: New York, New York
May 10, 2013
/s/ Sean H. Lane
United States Bankruptcy Judge

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